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                                                                    EXHIBIT 10.2

        [INTERGRAPH LOGO]                                   PRESS RELEASE




FOR IMMEDIATE RELEASE                                   FOR FURTHER INFORMATION:
                                                                     Ian Hoffman
                                                       Vice President, Marketing
                                                                  1.256.730.2604
                                                      ian.hoffman@intergraph.com


   ANTHONY COLALUCA TO JOIN INTERGRAPH CORPORATION AS CHIEF FINANCIAL OFFICER SOFTWARE EXPERIENCE TO ADD DEPTH TO INTERGRAPH'S FINANCIAL MANAGEMENT TEAM

HUNTSVILLE, ALA., SEPT. 7, 2005 - Intergraph (NASDAQ: INGR) today announced that Anthony Colaluca has agreed to join the Company as Chief Financial Officer, beginning October 3, 2005. Mr. Colaluca, an experienced financial executive with significant software and technology experience, will report to R. Halsey Wise, Intergraph's President and CEO. As the Company's CFO, Colaluca will be responsible for global finance and accounting, investor relations, and information technology. In addition, Intergraph has appointed Larry J. Laster to serve as the Company's Senior Vice President and Treasurer following Mr. Colaluca's employment.

"Anthony's depth of software experience and attention to operational detail will be a real asset to Intergraph and our shareholders," said R. Halsey Wise. "As we continue to execute our business transformation, Anthony brings a unique set of experiences, skills and financial expertise to support our commitment to create long term shareholder value. I have had the privilege of working with Anthony in the past and know that these attributes will be very valuable to our company. I am also pleased that Larry Laster intends to remain a member of the Company's Board of Directors for the balance of his term and will continue to oversee Intergraph's treasury function as his knowledge and leadership will be an asset to me, Anthony and the Company."

"I am impressed with Intergraph's execution over the past two years and the Company's commitment to shareholder value," said Mr. Colaluca. "This is an exciting time for the Company, and I look forward to serving the people, customers and shareholders of Intergraph."

Immediately prior to joining Intergraph, Mr. Colaluca served as Chief Financial Officer for Harland Financial Solutions, Inc., a leading provider of software and services to financial institutions and a division of John H. Harland Company (NYSE: JH). During his tenure at Harland Financial Solutions, Mr. Colaluca was responsible for its finance and accounting, corporate development, and information technology functions, directing the reorganization of these organizations in order to consolidate geographic locations and improve internal processes and controls. He was also responsible for the direction of its diligence and integration processes associated with acquisitions. Prior to Harland Financial Solutions, Mr. Colaluca

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served as CFO for Solution 6 North America, Inc. Mr. Colaluca also served as
Vice President of Finance for the Global Professional Services unit of Computer Associates, Inc. (NYSE: CA), a leading global business software company. At Computer Associates Colaluca oversaw the global financial efforts for the Global Professional Services unit where he directed the finance, accounting and IT organizations. Prior to that time, Mr. Colaluca served as Vice President and Chief Financial Officer for Computer Management Sciences Inc. (NASDAQ: CMSX), where he was responsible for the financial functions of the publicly traded information technology company.

Mr. Colaluca gained extensive experience in public accounting during his tenure at KPMG LLP, where he was employed as a senior manager. In this role, Mr. Colaluca managed an audit staff and client service and worked with numerous clients on various financial transactions including initial public offerings, acquisitions and debt offerings.

Mr. Colaluca attended State University of New York at Albany, where he received a Bachelor of Science degree in Accounting and Business Administration. He is also a Certified Public Accountant.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements (all statements other than those made solely with respect to historical fact) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties (some of which are beyond the Company's control) that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unanticipated personnel developments and other risks detailed in our press releases or in our annual, quarterly, or other filings with the Securities and Exchange Commission.

                                      # # #

ABOUT INTERGRAPH
Intergraph Corporation (NASDAQ: INGR) is a leading global provider of spatial information management (SIM) software. Security organizations, businesses and governments in more than 60 countries rely on the Company's spatial technology and services to make better and faster operational decisions. Intergraph's customers organize vast amounts of complex data into understandable visual representations, creating intelligent maps, managing assets, building and operating better plants and ships and protecting critical infrastructure and millions of people around the world. For more information, visit www.intergraph.com.

(C) 2005 Intergraph Corporation. All rights reserved. Intergraph and the Intergraph logo are trademarks or registered trademarks of Intergraph Corporation or its subsidiaries in the United States and in other countries. Other brands and product names are trademarks of their respective owners.